                                                                    EXHIBIT 10.8

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                                LOAN AGREEMENT

                        Dated as of September 24, 1996

                                    between

                           COMPS InfoSystems, Inc.,

                                 as Borrower,

                                      and

                       VENTURE LENDING & LEASING, INC.,

                                   as Lender

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

                               TABLE OF CONTENTS
                               -----------------
                                                                 Page
                                                                 ----
ARTICLE 1   - DEFINITIONS.......................................   1

ARTICLE 2   - THE FACILITIES AND RELATED TERMS AND CONDITIONS...   6
      2.1   Term Loan...........................................   6
      2.2   Equipment Loans.....................................   7
      2.3   Limitations on Loans................................   7
      2.4   Notes Evidencing Loans; Repayment...................   7
      2.5   Procedures for Borrowing............................   8
      2.6   Interest............................................   8
      2.7   Interest Rate Calculation...........................   8
      2.8   Default Interest....................................   8
      2.9   Prepayment of Loans.................................   9
     2.10   Lender's Records....................................   9
     2.11   Security............................................   9
     2.12   Issuance of Warrant to Lender; Commitment Fee.......  10

ARTICLE 3   - REPRESENTATIONS AND WARRANTIES....................  11
      3.1   Due Organization....................................  11
      3.2   Authorization, Validity and Enforceability..........  11
      3.3   Compliance with Applicable Laws.....................  11
      3.4   Copyrights, Patents, Trademarks and Licenses........  11
      3.5   No Conflict.........................................  11
      3.6   No Litigation, Claims or Proceedings................  12
      3.7   Correctness of Financial Statements.................  12
      3.8   No Subsidiaries.....................................  12
      3.9   Environmental Matters...............................  12
     3.10   No Event of Default.................................  12
     3.11   Full Disclosure.....................................  12

ARTICLE 4   - CONDITIONS PRECEDENT..............................  12
      4.1   Conditions to First Loan............................  12
      4.2   Conditions to All Loans.............................  13
      4.3   Condition Subsequent................................  14

ARTICLE 5   - AFFIRMATIVE COVENANTS.............................  14
      5.1   Notice to Lender....................................  14
      5.2   Financial Statements................................  15
      5.3   Managerial Assistance from Lender...................  16
      5.4   Existence...........................................  16
      5.5   Insurance...........................................  16
      5.6   Accounting Records..................................  16
      5.7   Compliance With Laws................................  17

                                                                  Page
                                                                  ----
      5.8   Taxes and Other Liabilities.........................   17
      5.9   Use of Proceeds.....................................   17

ARTICLE 6   - NEGATIVE COVENANTS................................   17
      6.1   Indebtedness........................................   17
      6.2   Liens.                                                 18
      6.3   Dividends...........................................   18
      6.4   Changes/Mergers.....................................   18
      6.5   Sales of Assets.....................................   18
      6.6   Loans/Investments...................................   18
      6.7   Transactions With Related Persons...................   19
      6.8   Other Business......................................   19

ARTICLE 7   - EVENTS OF DEFAULT.................................   19
      7.1   Events of Default...................................   19

ARTICLE 8   - GENERAL PROVISIONS................................   20
      8.1   Notices.............................................   20
      8.2   Binding Effect......................................   21
      8.3   No Waiver...........................................   21
      8.4   Rights Cumulative...................................   21
      8.5   Unenforceable Provisions............................   21
      8.6   Accounting Terms....................................   21
      8.7   Indemnification; Exculpation........................   22
      8.8   Reimbursement.......................................   22
      8.9   Execution in Counterparts...........................   22
     8.10   Entire Agreement....................................   22
     8.11   Governing Law and Jurisdiction......................   22
     8.12   Waiver of Jury Trial................................   23


                                LIST OF EXHIBITS
                                ----------------

Exhibit "A"  Form of Note
Exhibit "B"  Form of Borrowing Request
Exhibit "C"  Security Agreement
Exhibit "D"  Form of Warrant


                               LIST OF SCHEDULES
                               -----------------

Schedule 3.6  Litigation
Schedule 6.1  Indebtedness
Schedule 6.2  Liens


                                     (ii)

                                 LOAN AGREEMENT

          This LOAN AGREEMENT is entered into as of September 24, 1996, between COMPS INFOSYSTEMS, INC., a Delaware corporation ("Borrower"), and VENTURE LENDING & LEASING, INC., a Maryland corporation ("VLLI" or "Lender").

          WHEREAS, Lender has agreed to make available to Borrower a working capital term loan, and an equipment acquisition term loan facility upon the terms and conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                            ARTICLE 1 - DEFINITIONS

          The definitions appearing in this Agreement or any supplement or addendum to this Agreement, shall be applicable to both the singular and plural forms of the defined terms:

          "Account Debtor" means the Person obligated upon an Account.

          "Accounts" means (i) all rights to the payment of money now owned or hereafter acquired by Borrower, whether due or to become due and whether or not: earned by performance, including but not limited to, accounts, chattel paper, instruments, and general intangibles; and (ii) for purposes of this Agreement amounts to become payable by existing subscribers to Borrower's database services with respect to subscriptions which are eligible or scheduled for renewal within ninety (90) days after any date of determination of Eligible Accounts.

          "Additional Interest" means, with respect to each Loan, an amount of interest payable thereon, in addition to Basic Interest, payable on the Maturity Date of such Loan in an amount equal to fifteen percent (15%) of the original principal amount of such Loan.

          "Affiliate" means any Person which directly or indirectly controls, is controlled by, or is under common control with, Borrower. "Control," "controlled by" and "under common control with" means direct or indirect possession of the power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided that control shall be conclusively presumed when any Person or affiliated group directly or indirectly owns ten (10%) or more of the securities having ordinary voting power for the election of directors of a corporation.

          "Agreement" means this Loan Agreement as it may be amended or supplemented from time to time.

          "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. (S)101, et seq.), as amended.
               -- ---

          "Basic Interest" means the fixed rate of interest payable on the outstanding balance of each Loan at the applicable Designated Rate.

          "Borrowing Base" means, with respect to the Term Loan as of date of determination, an amount at all times equal the lesser of (a) $1,500,000; or (b) eighty percent (80%) of Borrower's Eligible Accounts.

          "Borrowing Date" means the Business Day on which the proceeds of a Loan are disbursed by Lender.

          "Borrowing Request" means a written request from Borrower in substantially the form of Exhibit "B" hereto, requesting the funding of one or
                          ----------
more Loans on a particular Borrowing Date.

          "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close.

          "Closing Date" means the date of this Agreement.

          "Collateral" has the meaning ascribed thereto in the Security
Agreement.

          "Commitment" means, with respect to each of the Term Loan Facility and the Equipment Loan Facility, the obligation of Lender to make Loans under each Facility to Borrower in an aggregate, original principal amount not exceeding One Million Five Hundred Thousand Dollars ($1,500,000), respectively.

          "Default" means an event which with the giving of notice, passage of time, or both would constitute an Event of Default.

          "Default Rate" is defined in Section 2.8.
                                       -----------

          "Designated Rate" means a fixed rate of interest per annum applicable to a Loan equal to eight and 75/100 percent (8.75%).

          "Eligible Account" shall mean an Account:

               (a) Arising from the sale or lease of goods, or the licensing of data, or the performance of services by Borrower in the ordinary course of Borrower's business;

               (b) Against which is asserted no defense, counterclaim, discount, or setoff;

               (c) That is an accurate statement of the indebtedness incurred by the Account Debtor;

               (d) Owned by Borrower free and clear of all liens, rights, claims, and interests of others except security interests in favor of Lender;

               (e) That does not arise from a sale or lease to or performance of services for an individual or entity employed by or having common ownership with Borrower;

               (f) That is not in default. An Account shall be deemed in default upon the occurrence of any of the following:

                    (i)   The Account is not paid or payable within a ninety
               (90)-day period starting from the original invoice date;

                    (ii) The Account Debtor suspends business, becomes insolvent, or fails to pay its debts generally as they come due; or

                    (iii) Any petition is filed by or against the Account Debtor under the Bankruptcy Reform Act, Title 11 of the United States Code or under any other law relating to bankruptcy, insolvency, reorganization or other relief for debtors.

               (g) That is not the obligation of an Account Debtor that is the federal government, any state or political subdivision thereof, unless Borrower has complied in form and substance satisfactory to Lender with the Assignment of Claims Act(s) or any successor thereof in effect from time to time, or other applicable law(s) or regulations;

               (h) That is not the obligation of an Account Debtor located in a foreign country, unless Lender consents in writing and the Account is insured by the Foreign Credit Insurance Association or covered by a letter of credit issued or confirmed by a bank located in the United States of America acceptable to Lender, each such insurance policy or letter of credit being in form and substance satisfactory to Lender; and

               (i)  That is otherwise acceptable to Lender.

          "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authorities, in each case relating to environmental, health, or safety matters.

          "Equipment Loan" means an extension of credit by Lender under Section
                                                                        -------
2.2 of this Agreement.
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          "Event of Default" means any event described in Article 7.

          "Facility" means each credit accommodation being provided Borrower under the terms and conditions of this Agreement, which credit accommodations are the Term Loans and the Equipment Loans, as more fully described in Article 2.

          "GAAP" means generally accepted accounting principles and practices consistent with those principles and practices promulgated or adopted by the Financial Accounting Standards Board and the Board of the American Institute of Certified Public Accountants, their respective predecessors and successors. Each accounting term used but not otherwise expressly defined herein shall have the meaning given it by GAAP.

          "Indebtedness" of any Person means at any date, without duplication and without regard to whether matured or unmatured, absolute or contingent:
(i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments;
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (iv) all obligations of such Person as lessee under capital leases; (v) all obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker's acceptance, or similar instrument, whether drawn or undrawn; (vi) all obligations of such Person to purchase securities which arise out of or in connection with the sale of the same or substantially similar securities; (vii) all obligations of such Person to purchase, redeem, or otherwise acquire, for cash on a present or deferred basis, any capital stock of such Person or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, except to the extent that such obligations remain performable solely at the option of such Person; (viii) all obligations to repurchase assets previously sold (including any obligation to repurchase any accounts or chattel paper under any factoring, receivables purchase, or similar arrangement); (ix) obligations of such Person under interest rate swap, cap, collar or similar hedging arrangements; and (x) all obligations of others of any type described in clause (i) through clause (ix) above guaranteed by such Person.
----------         -----------

          "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

          "Lien" means any voluntary or involuntary security interest, mortgage, pledge, claim, charge, encumbrance, title retention agreement, or third party interest, covering all or any part of the property of Borrower or any other Person.

          "Loan" means any Term Loan or any Equipment Loan.

          "Loan Documents" means, individually and collectively, this Agreement, each Note, the Security Agreement and any other security or pledge agreement(s), and all other contracts, instruments, addenda and documents executed in connection with this Agreement or the extensions of credit which are the subject of this Agreement.

          "Material Adverse Effect" or "Material Adverse Change" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, or condition (financial or otherwise) of Borrower; (b) a material impairment of the ability of Borrower to perform under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against Borrower of any Loan Document.

          "Maturity Date" means, with regard to a Loan, the earlier of (i) its maturity by reason of acceleration, or (ii) its stated maturity date, which is the first day of the 49th full month after the Borrowing Date of an Equipment Loan and the first day of the 37th full month after the Borrowing Date of the a Term Loan; and is the date on which payment of all outstanding principal and accrued interest, including Additional Interest, is due.

          "Note" means a promissory note substantially in the form of Exhibit
                                                                      -------
"A" hereto, executed by Borrower evidencing each Loan.

          "Obligations" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document, owing by Borrower to Lender, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

          "Permitted Lien" means

               (a) Involuntary Liens which, in the aggregate, would not have a Material Adverse Effect and which in any event would not exceed One-Hundred Thousand Dollars ($100,000);

               (b) Liens for current taxes or other governmental or regulatory assessments which are not delinquent, or which are contested in good faith by the appropriate procedures and for which appropriate reserves are maintained;

               (c) Purchase money security interests on any property held or acquired by Borrower in the ordinary course of business securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided, that such Lien
                                                  --------
     attaches solely to the property acquired with such Indebtedness and that the principal amount of such Indebtedness does not exceed one hundred percent (100%) of the cost of such property; and further provided, that
                                                      ------- --------
     such property is not equipment with respect to which a Loan has been made hereunder.

               (d)  Liens in favor of Lender;

               (e) bankers' liens, rights of setoff and similar Liens incurred on deposits made in the ordinary course of business;

               (f) materialmen's, mechanics', repairmen's, employees, or other like Liens arising in the ordinary course of business and which are not delinquent for more than 45 days or are being contested in good faith by appropriate proceedings;

               (g) any judgment, attachment or similar Lien, unless the judgment it secures has not been discharged or execution thereof effectively stayed and bonded against pending appeal within 30 days of the entry thereof;

               (h) licenses or sublicenses of Patents, Patent Licenses, Trademarks or Trademark Licenses permitted under the Trademark Collateral Assignment or the Patent Collateral Assignment (all as defined in the Security Agreement); and .

               (i) Liens which have been approved by Lender prior to the Closing Date and disclosed on Schedule 6.2 to this Agreement.
                                   ------------

          "Person" means any individual or entity.

          "Qualified Public Offering" means the closing of a firmly underwritten public offering of Borrower's common stock with aggregate proceeds of not less than $10,000,000 (prior to underwriting expenses and commissions).

          "Related Person" means any Affiliate of Borrower, or any officer, employee, director or shareholder of Borrower or any Affiliate.

          "Security Agreement" means the Security Agreement substantially in the form of Exhibit "C" hereto, executed by Borrower.

          "Term Loan" means an extension of credit by Lender under Section 2.1
                                                                   -----------
of this Agreement.

          "Termination Date" means the earlier of: (a) the date Lender may terminate making Loans or extending credit pursuant to the rights of Lender under Article 7, or (b) June 30, 1998.

          "UCC" means the Uniform Commercial Code as enacted in the applicable jurisdiction, in effect on the Closing Date and as amended from time to time.

         ARTICLE 2   - THE FACILITIES AND RELATED TERMS AND CONDITIONS

          Subject to the terms and conditions of this Agreement, the following Facilities shall be available to Borrower:

          2.1 Term Loan. Subject to the terms and conditions of this Agreement, Lender agrees to make term loans to Borrower from time to time from the Closing Date and to the Termination Date in an aggregate principal amount not exceeding the Commitment, the proceeds of which shall be used by Borrower for working capital and general corporate purposes.

The Commitment is not a revolving credit commitment, and Borrower shall not have the right to repay and reborrow hereunder.

          2.2 Equipment Loans. Subject to the terms and conditions of this Agreement, Lender agrees to make term loans to Borrower from time to time from the Closing Date and to the Termination Date in an aggregate principal amount not exceeding the Commitment, the proceeds of which shall be used to finance Borrower's acquisition or carrying of equipment. The Commitment is not a revolving credit commitment, and Borrower shall not have the right to repay and reborrow hereunder.

          2.3  Limitations on Loans.

               (a) Each Equipment Loan shall be in an amount not to exceed one hundred percent (100%) of the amount paid or payable by Borrower to a non-affiliated manufacturer, vendor or dealer for an item of equipment as shown on an invoice therefor (excluding any commissions and any portion of the payment which relates to the servicing of the equipment and sales taxes payable by Borrower upon acquisition, and delivery charges).

               (b) Lender shall not be obligated to make any Loan if at the time of or after giving effect to the proposed Loan Lender would no longer qualify as: (A) a "venture capital operating company" under U.S. Department of Labor Regulations Section 2510.3-101(d), Title 29 of the Code of Federal Regulations, as amended; and (B) a "business development company" under the provisions of federal Investment Company Act of 1940, as amended; and (C) a "regulated investment company" under the provisions of the Internal Revenue Code of 1986, as amended.

               (c) Each Loan requested by Borrower to be made on a single Business Day shall be for a principal amount of One Hundred Thousand Dollars ($100,000) or more, except to the extent the remaining Commitment is a lesser amount.

          2.4 Notes Evidencing Loans; Repayment. Each Loan and Basic Interest and Additional Interest thereon shall be evidenced by a separate Note payable to the order of Lender substantially in the form of Exhibit "A" to this Agreement,
                                                 -----------
in the principal amount of the Loan. Each Note shall be payable as follows:
Principal and Basic Interest shall be paid in forty-eight (48) (or thirty-six
(36) in the case of the Term Loan only) equal and successive monthly payments, in advance, beginning on the Borrowing Date and continuing on the first Business Day of each month thereafter; provided, that the first and last such
                              --------
amortization installment payments shall be paid in advance on the Borrowing date. If the Borrowing Date is not the first day of a month, then the 48 (or 36, in the case of the Term Loan) month amortization period shall commence on the first day of the next month following the Borrowing Date, and interest only shall accrue and be payable for the period from the Borrowing Date to the first day of the next month. Borrower shall pay to Lender, in advance, on the Borrowing Date a payment of Basic Interest on the amount of any Loan that is not made on the first day of the month for interest that will accrue on such Loan from the Borrowing Date through the last day of the same month. The payment of amortization installments of principal of and interest on a Loan in advance results in a higher effective rate of interest than the stated Designated Rate applicable to such Loan.

          2.5  Procedures for Borrowing.

               (a) Borrower shall give Lender at least five (5) Business Days' prior to a proposed Borrowing Date written notice of any request for borrowing hereunder (a "Borrowing Request"). Each Borrowing Request shall be in substantially the form of Exhibit "B" hereto, shall be executed by
                                     -----------
     the chief financial officer of Borrower, and shall state how much is requested, and shall be accompanied by such additional information and documentation as Lender may deem reasonably necessary to determine whether the proposed borrowing will comply with the limitations in Section 2.2. In
                                                                -----------
     the case of each Equipment Loan, the Borrowing Request therefor shall also certify that all equipment to be financed thereby is, or will upon acquisition be, owned by Borrower free and clear of all Liens except in favor of Lender.

               (b) No later than 1:00 p.m. Pacific Standard Time on the Borrowing Date, if Borrower has satisfied the conditions precedent in
     Article 4, Lender shall make the Loan available to Borrower in immediately available funds, less the amount of the broker's fee described in Section 2.5(c) below.

               (c) Borrower authorizes and directs Lender, and Lender agrees, to remit directly to Mr. Doug Wall on each Borrowing Date two percent (2%) of the proceeds of each Loan, as a broker's fee for the Facilities.

          2.6 Interest. Basic Interest on the outstanding principal balance of the each Loan shall accrue daily at the Designated Rate from the Borrowing Date until the Maturity Date. On the Maturity Date (whether at stated maturity, prepayment or acceleration) of a Loan, Borrower shall pay full amount of the Additional Interest thereon.

          2.7 Interest Rate Calculation. Basic Interest, along with charges and fees under this Agreement and any Loan Document, shall be calculated for actual days elapsed on the basis of a 360-day year, which results in higher interest, charge or fee payments than if a 365-day year were used. In no event shall Borrower be obligated to pay Lender interest, charges or fees at a rate in excess of the highest rate permitted by applicable law from time to time in effect.

               2.8 Default Interest. Any unpaid payments of principal or interest with respect to any Loan shall bear interest from their respective maturities, whether scheduled or accelerated, at the Designated Rate for such Loan plus five percent (5.00%) per annum, until paid in full, whether before or
     ----
after judgment (the "Default Rate"). Borrower shall pay such interest on demand.

               2.9  Prepayment of Loans.

                    (a) Mandatory Prepayments of Term Loan. Borrower agrees that if the outstanding principal balance of the Term Loan on any date exceeds the Borrowing Base on such date, then Borrower will immediately prepay the Term Loan in an amount equal to the excess.

                    (b) Mandatory Prepayments of Equipment Loans. Borrower shall be required to prepay any Equipment Loan from the net proceeds of any insurance or condemnation awards paid in respect of the items of equipment financed with the proceeds of such Loan; provided, that such prepayment
                                              --------
     shall not be required, so long as no Event of Default otherwise exists, (i) if Borrower uses such net proceeds to purchase replacements of equipment lost through casualty or condemnation and such replacement equipment is subject to no Liens other than Lender's, or (ii) with respect to losses of equipment which in aggregate during any consecutive twelve-month period has a fair market value or book value, whichever is more, of $75,000 or less.

                    (c) Prepayments Generally. No Loan may be voluntarily prepaid except as provided in this subsection (c). Borrower may prepay any Loan, in whole or in part in minimum payments of $50,000 at any time after the first anniversary of the Borrowing Date for such Loan; provided that
                                                                --------
     any prepayment, whether voluntary or involuntary as a result of acceleration or otherwise, must be accompanied by payment of: (i) a premium equal to 2.00% of the amount of principal so prepaid if such prepayment is made during the 12-month period between the first and second anniversaries, or a 1.00% premium if such prepayment is made during the 12-month period between the second and third anniversaries (there being no premium or penalty payable after the third anniversary of the Borrowing Date of such
     Loan); (ii) accrued Basic Interest to the date of such prepayment; and
     (iii) all Additional Interest on the Loan so prepaid (or a ratable portion of such Additional Interest, if less than all of the Loan is prepaid). Unless otherwise agreed by Lender, any partial prepayment of a Loan shall be applied in inverse order of maturity to the most remote principal installment then unpaid on such Loan. No premium or penalty shall be required in the case of a prepayment of all Loans following Lender's refusal to fund any portion of the Commitment pursuant to Section 2.3(b) or
     Section 4.2(b).

          2.10 Lender's Records. Principal, Basic Interest, Additional Interest and all other sums owed under any Loan Document shall be evidenced by entries in records maintained by Lender for such purpose. Each payment on and any other credits with respect to principal, Basic Interest, Additional Interest and all other sums outstanding under any Loan Document shall be evidenced by entries in such records. Absent manifest error, Lender's records shall be conclusive evidence thereof.

          2.11 Security. As security for all Obligations to Lender, Borrower shall grant concurrently to Lender, or ensure that Lender is concurrently granted, perfected security interests of first priority in all of the Collateral pursuant to the Security Agreement, subject only to Liens disclosed to and approved by Lender prior to the Closing Date. If upon payment in full of all Obligations in respect of the Term Loan there remain outstanding Obligations in respect of any Equipment Loans, and if no Event of Default then exists, then Lender shall release its security interests in all Collateral except Equipment and Proceeds and Records relating solely to Equipment. If upon
------
payment in full of all Obligations in respect of all Equipment Loans there remain outstanding Obligations in respect of the Term Loan, and if no Event of Default then exists, then Lender shall release its security interests in all Collateral comprising Equipment and Proceeds and Records relating solely to
           ----------
Equipment.

          2.12  Issuance of Warrant to Lender; Commitment Fee.

                (a)  Warrant.  As additional consideration for the making of the
                     -------
     Loans under this Agreement, upon the making of, and as a condition to, the initial Loan, Lender shall be entitled to receive a warrant to purchase a number of shares of common stock of Borrower ("Warrant Shares") with a value equal to $375,000, determined on the basis of an initial exercise price per share of common stock that is the median of (i) $1.17, and (ii) the per share price of common stock (or other equity securities exercisable, convertible or exchangeable for common stock) in Borrower's next round of equity financing subsequent to the Closing Date; provided,
                                                                    --------
     that if no round of equity financing under the foregoing clause (ii) closes within eighteen months after the Closing Date, then the applicable initial exercise price per share shall be 1.76. The warrant issued under this Agreement shall be in substantially the form attached hereto as Exhibit
                                                                     -------
     "D"; shall be transferable by Lender, subject to compliance with applicable
     ---
     securities laws; shall expire not earlier than seven (7) years after its date of issuance; and shall include piggy-back registration rights, "net issuance" provisions, and antidilution protections reasonably satisfactory to Lender and its counsel.

               (b)  Commitment Fee.  In consideration of Lender's commitments
                    --------------
     hereunder, Borrower shall pay Lender a fee (the "Commitment Feel") in the amount of $30,000. Lender acknowledges prior receipt of $10,000 of the Commitment Fee, and Borrower agrees to pay the $20,000 balance not later than the Borrowing Date of the initial Loan.

               (c)  Reduction of Warrant and Fee. Notwithstanding anything to
                    ----------------------------
     the contrary in Section 2.12(a) or (b), if Lender has not made Loans in the aggregate principal amount equal to the aggregate Commitment by June 30, 1998, solely as a result of either the limitation on Lender under Section 2.3(b) or Lender's determination that the condition precedent in Section 4.2(b) has not been satisfied, then the maximum number of shares issuable under the Warrant shall be reduced proportionately based on the ratio of the aggregate principal amount of Loans actually funded over the aggregate Commitment; and VLLI shall refund to Borrower a proportionate amount of the Commitment Fee.

                 ARTICLE 3   - REPRESENTATIONS AND WARRANTIES

          Borrower represents and warrants that as of the Closing Date and each Borrowing Date:

          3.1 Due Organization. Borrower is a corporation duly organized and validly existing in good standing under the laws of Delaware, and is duly qualified to conduct business and is in good standing in each other jurisdiction in which its business is conducted or its properties are located, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

          3.2 Authorization, Validity and Enforceability. The execution, delivery and performance of all Loan Documents executed by Borrower are within Borrower's powers, have been duly authorized, and are not in conflict with Borrower's certificate of incorporation or by-laws, or the terms of any charter or other organizational document of Borrower, as amended from time to time; and all such Loan Documents constitute valid and binding obligations of Borrower, enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights in general, and subject to general principles of equity).

          3.3 Compliance with Applicable Laws. Borrower has complied with all licensing, permit and fictitious name requirements necessary to lawfully conduct the business in which it is engaged, and to any sales, leases or the furnishing of services by Borrower, including without limitation those requiring consumer or other disclosures, the noncompliance with which would have a Material Adverse Effect.

          3.4  Copyrights, Patents, Trademarks and Licenses.

               (a) Borrower owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other similar rights that are reasonably necessary for the operation of its business, without conflict with the rights of any other Person.

               (b) To Borrower's knowledge, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by Borrower infringes upon any rights held by any other Person.

               (c) No claim or litigation regarding any of the foregoing is pending or, to Borrower's knowledge, threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or proposed which, in either case, could reasonably be expected to have a Material Adverse Effect.

          3.5 No Conflict. The execution, delivery, and performance by Borrower of all Loan Documents are not in conflict with any law, rule, regulation, order or directive, or any indenture, agreement, or undertaking to which Borrower is a party or by which Borrower may be bound or affected.

          3.6 No Litigation, Claims or Proceedings. There is no litigation, tax claim, proceeding or dispute pending, or, to the knowledge of Borrower, threatened against or affecting Borrower or its property, except as set forth in
Schedule 3.6.
------------

          3.7 Correctness of Financial Statements. Borrower's financial statements which have been delivered to Lender fairly and accurately reflect Borrower's financial condition as of July 31, 1996; and, since that date there has been no Material Adverse Change.

          3.8 No Subsidiaries. Borrower is not a majority owner of or in a control relationship with any other business entity.

          3.9 Environmental Matters. Borrower has reviewed, or caused to be reviewed on its behalf, all Environmental Laws applicable to its business operations and materials handled therein, and as a result thereof has reasonably concluded that Borrower is in compliance with such Environmental Laws, except to the extent a failure to be in such compliance could not reasonably be expected to have a Material Adverse Effect on Borrower's operations, properties or financial condition.

          3.10 No Event of Default. No Default or Event of Default has occurred and is continuing.

          3.11 Full Disclosure. None of the representations or warranties made by Borrower in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of Borrower in connection with the Loan Documents (including disclosure materials delivered by or on behalf of Borrower to Lender prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

                      ARTICLE 4   - CONDITIONS PRECEDENT

          4.1 Conditions to First Loan. The obligation of Lender to make its first Loan hereunder is, in addition to the conditions precedent specified in
Section 4.2, subject to the fulfillment of the following conditions and to the
-----------
receipt by Lender of the documents described below, duly executed and in form and substance satisfactory to Lender and its counsel:

               (a) Resolutions. A certified copy of the resolutions of the Board of Directors of Borrower authorizing the execution, delivery and performance by Borrower of the Loan Documents.

               (b) Incumbency and Signatures. A certificate of the secretary of Borrower certifying the names of the officer or officers of Borrower authorized to sign the Loan Documents, together with a sample of the true signature of each such officer.

               (c) Opinion of Counsel. The opinion of Latham & Watkins, counsel for Borrower, together with any opinions, certificates and other matters on which such opinion relies.

               (d) Articles and By-Laws. Certified copies of the Certificate of Incorporation and By-Laws of Borrower, as amended through the Closing Date.

               (e) The Agreement. A counterpart of this Agreement with all schedules completed and attached thereto, and disclosing such information as is acceptable to Lender.

               (f) Security Agreement; Financing Statements. A Security Agreement executed by Borrower, substantially in the form of Exhibit "C",
                                                                  -----------
     together with filing copies (or other evidenced of filing satisfactory to Lender and its counsel) of such Uniform Commercial Code financing statements, collateral assignments and termination statements, with respect to the Collateral (as defined in such Security Agreement) as Lender shall request.

               (g) Patent and Trademark Assignments. Patent and trademark collateral assignments executed by Borrower, substantially in the forms attached to Exhibit "C".
                -----------

               (h) Lien Searches. Uniform Commercial Code lien, judgment, bankruptcy and tax lien searches of Borrower from the California Secretary of State, and such other jurisdictions as Lender may reasonably request, all as of a date reasonably satisfactory to Lender and its counsel.

               (i) Good Standing Certificate. A Certificate of Good Standing as of a date acceptable to Lender with respect to Borrower from the California Secretary of State.

               (j) Warrant. A warrant issued by Borrower to Lender exercisable for the Warrant Shares, as described in Section 2.12 hereof.
                                             ------------

          4.2 Conditions to All Loans. The obligation of Lender to make its initial Loan and each subsequent Loan is subject to the following further conditions precedent that:

               (a) No Default. No Default or Event of Default has occurred and is continuing or will result from the making of any such Loan, and the representations and warranties of Borrower contained in Article 3 of this Agreement are true and correct as of the Borrowing Date of such Loan.

               (b) No Adverse Material Change. No Material Adverse Change shall have occurred since the date of the most recent financial statements submitted to Lender.

               (c) Note. Borrower shall have delivered an executed Note evidencing such Loan, in form and substance satisfactory to Lender.

               (d) Borrowing Request. Borrower shall have delivered to Lender a Borrowing Request for such Loan.

               (e) VCOC Limitation. The making of the Loan will not result in a violation of the condition applicable to Lender described in Section 2.3
                                                                  -----------
     (b).
     ---

          4.3 Condition Subsequent. Not later than sixty (60) days after the first Borrowing Date, Borrower shall have delivered or cause to be delivered to Lender satisfactory results of searches of the records of the U.S. Patent and Trademark Office reflecting the collateral assignments recorded in favor of Lender, subject to no prior Liens except those permitted in Section 6.2 hereof.
                                                            -----------

                       ARTICLE 5 - AFFIRMATIVE COVENANTS

          During the term of this Agreement and until its performance of all obligations to Lender, Borrower will:

          5.1  Notice to Lender. Promptly give written notice to Lender of:

               (a) Any litigation or administrative or regulatory proceeding affecting Borrower where the amount claimed against Borrower is Fifty Thousand Dollars ($50,000) or more, or where the granting of the relief requested would have a Material Adverse Effect.

               (b) Any substantial dispute which may exist between Borrower or any governmental or regulatory authority.

               (c) The occurrence of any Event of Default or any event which with the giving of notice, the passage of time, or both, would constitute an Event of Default.

               (d) Any change in the location of any of Borrower's places of business at least thirty (30) days in advance of such change, or of the establishment of any new, or the discontinuance of any existing, place of business.

               (e) Any dispute or default by Borrower or any other party under any joint venture, partnering, distribution, cross-licensing, strategic alliance, collaborative research or manufacturing, license or similar agreement which could reasonably be expected to have a material Adverse Effect.

               (f) Any other matter which has resulted or might reasonably result in a Material Adverse Change.

          5.2 Financial Statements. Deliver to each Lender or cause to be delivered to Lender, in form and detail satisfactory to Lender the following financial information, which Borrower warrants shall be accurate and complete in all material respects:

               (a) Monthly Financial Statements. As soon as available but no later than thirty (30) days after the end of each month, Borrower's balance sheet as of the end of such period, and Borrower's income statement for such period and for that portion of Borrower's financial reporting year ending with such period, prepared and attested by a responsible financial officer of Borrower as being complete and correct and fairly presenting Borrower's financial condition and the results of Borrower's operations. After a Qualified Public Offering, the foregoing interim financial statements shall be delivered no later than 45 days after each fiscal quarter and for the quarter-annual fiscal period then ended.

               (b) Year-End Financial Statements. As soon as available but no later than one hundred twenty (120) days after and as of the end of each financial reporting year, a complete copy of Borrower's audit report, which shall include balance sheet, income statement, statement of changes in equity and statement of cash flows for such year, prepared and certified by an independent certified public accountant selected by Borrower and satisfactory to Lender (the "Accountant"). The Accountant's certification shall not be qualified or limited due to a restricted or limited examination by the Accountant of any material portion of Borrower's records or otherwise.

               (c) Compliance Certificates. Simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) above, a certificate of the chief financial officer of Borrower: (i) setting forth in reasonable detail any calculations required to establish an aging of Accounts, the amount of Eligible Accounts as of the date of such financial statements, and whether Borrower is in compliance with the requirements of Sections 2.9(b), 6.1, and 6.2; and (ii) stating whether any Default or Event of Default exists on the date of such certificate, and if so, setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto.

              (d) Government Required Reports; Press Releases. Promptly after sending, issuing, making available, or filing, copies of all statements released to any news media for publication, all reports, proxy statements, and financial statements that Borrower sends or makes available to its stockholders, and, not later than five (5) days after actual filing or the date such filing was first due, all registration statements and reports that Borrower files or is required to file with the Securities and Exchange Commission, or any other governmental or regulatory authority.

               (e) Other Information. Such other statements, lists of property and accounts, budgets, forecasts, reports, or other information as any Lender may reasonably from time to time request.

          5.3 Managerial Assistance from Lender. Permit Lender, as a "venture capital operating company" to participate in, and influence the conduct of management of Borrower through the exercise of "management rights," as such terms are defined in 29 C.F.R. (S) 2510.3-101(d), by:

               (a) Permitting Lender to make available to Borrower, at no cost to Borrower, "significant managerial assistance", as defined in Section 2(a)(47) of the Investment Company Act of 1940, as amended, either in the form of: (i) consulting arrangements with Lender or any of its officers, directors, employees or affiliates, (ii) Borrower's allowing Lender to provide recommendations of prospective candidates for election to Borrower's Board of Directors, or (iii) Lender, at Borrower's request, seeking the services of third-party consultants to aid Borrower with respect to its management and operations;

               (b) Permitting Lender to make available consulting and advisory services to officers of Borrower regarding Borrower's equipment acquisition and financing plans, and such other matters affecting the business, financial condition and prospects of Borrower as Lender shall reasonably deem relevant; and

               (c) If Lender reasonably believes that financial or other developments affecting Borrower have impaired or are likely to impair Borrower's ability to perform its obligations under this Agreement, permitting Lender reasonable access to Borrower's management and/or Board of Directors and opportunity to present Lender's views with respect to such developments.

          5.4 Existence. Maintain and preserve Borrower's existence, present form of business, and all rights and privileges necessary or desirable in the normal course of its business; and keep all Borrower's property in good working order and condition, ordinary wear and tear excepted.

          5.5 Insurance. Maintain and keep in force insurance with an insurance carrier having a policyholder rating of not less than "A" and financial category rating of Class VII in "Best's Insurance Guide," unless otherwise approved by Lender and in such amounts and types as is usual in the business carried on by Borrower. Such insurance policies must be in form and substance satisfactory to Lender, and shall list Lender as an additional insured or loss payee, as applicable, on endorsements in form reasonably acceptable to Lender. Borrower shall furnish to Lender such endorsements, and upon Lender's request, copies of any or all such policies.

          5.6 Accounting Records. Maintain adequate books, accounts and records, and prepare all financial statements in accordance with GAAP, and in compliance with the regulations of any governmental or regulatory authority having jurisdiction over Borrower or Borrower's business; and permit employees or agents of Lender at such reasonable times as Lender may request, at Borrower's expense, to inspect Borrower's properties, and to examine, and make copies and memoranda of Borrower's books, accounts and records.

          5.7 Compliance With Laws. Comply with all laws (including Environmental Laws), rules, regulations applicable to, and all orders and directives of any governmental or regulatory authority having jurisdiction over, Borrower or Borrower's business, and with all material agreements to which Borrower is a party, except where the failure to so comply would not have a Material Adverse Effect.

          5.8 Taxes and Other Liabilities. Pay all Borrower's obligations when due; pay all taxes and other governmental or regulatory assessments before delinquency or before any penalty attaches thereto, except as may be contested in good faith by the appropriate procedures and for which Borrower shall maintain appropriate reserves; and timely file all required tax returns.

          5.9  Use of Proceeds. Use the proceeds of Loans only as set forth in
Article 2 of this Agreement; and not directly or indirectly to purchase or carry any margin stock, as defined from time to time by the Board of Governors of the Federal Reserve System in Federal Regulation U.

                        ARTICLE 6 - NEGATIVE COVENANTS

          During the term of this Agreement and until the performance of all obligations to Lender, Borrower will not:

          6.1 Indebtedness. Be indebted for borrowed money, the deferred purchase price of property, or leases which would be capitalized in accordance with GAAP; or become liable as a surety, guarantor, accommodation party or otherwise for or upon the obligation of any other Person, except:

               (a) Indebtedness incurred for the acquisition of supplies or inventory on normal trade credit; unsecured indebtedness for money borrowed for working capital or general corporate purposes from a commercial bank or institutional lender up to $500,000.00 in aggregate principal amount outstanding at any time; and other indebtedness incurred pursuant to one or more transactions permitted under Section 6.4;
                                       -----------

               (b) Indebtedness not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in aggregate principal amount outstanding at any time secured by purchase money security interests permitted by Section 6.2(c);
                                                               --------------

               (c)  Indebtedness of Borrower under this Agreement;

               (d) Up to $750,000 of Indebtedness, singly or in the aggregate, in connection with one or more business acquisitions permitted hereunder; and

               (e) Any Indebtedness approved by Lender prior to the Closing Date and disclosed on Schedule 6.1 to this Agreement.
                           ------------

          6.2 Liens. Create, incur, assume or permit to exist any Lien, or grant any other Person a negative pledge, on any of Borrower's property, except Permitted Liens. Borrower and Lender agree that this covenant is not intended to constitute a lien, deed of trust, equitable mortgage, or security interest of any kind on any of Borrower's real property, and this Agreement shall not be recorded or recordable. Notwithstanding the foregoing, however, violation of this covenant by Borrower shall constitute an Event of Default.

          6.3 Dividends. Except after a Qualified Public Offering, pay any dividends or purchase, redeem or otherwise acquire or make any other distribution with respect to any of Borrower's capital stock, except dividends or other distributions solely of capital stock of Borrower, and except for dividend rights of Summit Ventures III, L.P. under that certain Investor Rights Agreement dated as of October 14, 1994.

          6.4 Changes/Mergers. Without the prior written consent of Lender (which consent shall not be unreasonably withheld and shall be deemed given if Lender shall have failed to notify Borrower of its withholding of consent for 30 or more days after Borrower's request therefor), liquidate or dissolve, or enter into any consolidation, merger, partnership, joint venture or other combination except for joint ventures, strategic alliances, licensing and similar
------
arrangements customary in Borrower's industry for businesses in the development stage of Borrower and which do not require Borrower to assume or otherwise become liable for the obligations of any third party not directly related to or arising out of such arrangement or, without the prior written consent of Lender, require Borrower to transfer ownership of assets to such joint venture or other entity; prepay any subordinated debt, debt for borrowed money, or debt secured by any Permitted Lien, or enter into or modify any agreement as a result of which the terms of payment of any such debt are waived or modified.

          6.5 Sales of Assets. Sell, transfer, lease or otherwise dispose of any of Borrower's assets except for fair consideration and in the ordinary course of its business; or enter into any sale or leaseback agreement covering any of Borrower's fixed or capital assets.

          6.6 Loans/Investments. Make or suffer to exist any loans, guaranties, advances, or investments, except:

               (a) Accounts receivable in the ordinary course of Borrower's business;

               (b) Investments in domestic certificates of deposit issued by, and other domestic investments with, financial institutions organized under the laws of the United States or a state thereof, having one Hundred Million Dollars ($100,000,000) in capital and a rating of at least "investment grade" or "A" by Moody's or any successor rating agency;"

               (c) Investments in marketable obligations of the United States of America and in open market commercial paper given the highest credit rating by a national credit agency and maturing not more than one year from the creation thereof;

               (d) Loans to a Person or guaranties of Indebtedness of a Person not to exceed Two Hundred Fifty Thousand Dollars ($250,000) for any one Person and One Million Dollars ($1,000,000) in aggregate with respect to all Persons, outstanding at any time; and

               (e) Temporary advances to cover incidental expenses to be incurred in the ordinary course of business.

          6.7 Transactions With Related Persons. Directly or indirectly enter into any transaction with or for the benefit of a Related Person on terms more favorable to the Related Person than would have been obtainable in an "arms' length" dealing.

          6.8 Other Business. Engage in any material line of business other than the business Borrower conducts as of the Closing Date.

                         ARTICLE 7 - EVENTS OF DEFAULT

          7.1 Events of Default. Upon the occurrence and during the continuation of any Default, the obligation of Lender to make any additional Loan shall be suspended. The occurrence of any of the following shall terminate any obligation of Lender to make any additional Loan; and shall, at the option of Lender (1) make all sums of Basic Interest, principal, Additional Interest and any other amounts owing under any Loan Documents immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor or any other notices or demands, and (2) give Lender the right to exercise any other right or remedy provided by contract or applicable law:

               (a) Borrower shall fail to make any payment or prepayment of principal or interest under this Agreement, or to pay any fees or other charges when due under any Loan Document, and such failure continues for three (3) Business Days or more after the same first becomes due; or an Event of Default as defined in any other Loan Document shall have occurred.

               (b) Any representation or warranty made, or financial statement, certificate or other document provided, by Borrower under any Loan Document shall prove to have been false or misleading in any material respect when made or deemed made herein.

               (c) Borrower shall fail to pay its debts generally as they become due or shall commence any Insolvency Proceeding with respect to itself; an involuntary Insolvency Proceeding shall be filed against Borrower, or a custodian, receiver, trustee, assignee for the benefit of creditors, or other similar official, shall be appointed to take possession, custody or control of the properties of Borrower, and such involuntary

     Insolvency Proceeding, petition or appointment is acquiesced to by Borrower or is not dismissed within sixty (60) days; or the dissolution or termination of the business of Borrower.

               (d) Borrower shall be in default beyond any applicable period of grace or cure under any other agreement involving the borrowing of money, the purchase of property, the advance of credit or any other monetary liability of any kind to Lender or to any Person which results in the acceleration of payment of such obligation in an amount in excess of One Hundred Thousand Dollars ($100,000).

               (e) Any governmental or regulatory authority shall take any judicial or administrative action, or any defined benefit pension plan maintained by Borrower shall have any unfunded liabilities, any of which, in the reasonable judgment of Lender, might have a Material Adverse Effect.

               (f) Any judgment in excess of One Hundred Thousand Dollars ($100,000) shall be entered against Borrower which remain unsatisfied, unvacated or unstayed pending appeal for thirty (30) or more days after entry thereof.

               (g) Any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission) of forty percent (40%) or more of the outstanding shares of voting stock of Borrower.

               (h) Borrower shall fail to perform or observe any covenant contained in Article 6 of this Agreement.

               (i) Borrower shall fail to perform or observe any covenant contained in this Agreement or any other Loan Document (other than a covenant which is dealt with specifically elsewhere in this Article 7) and the breach of such covenant is not cured within 30 days after the sooner to occur of Borrower's receipt of notice of such breach from Lender or the date on which such breach first becomes known to any officer of Borrower; provided, however that if such breach is not capable of being cured within
     --------  -------
     such 30-day period and Borrower timely notifies Lender of such fact and Borrower diligently pursues such cure, then the cure period shall be extended to the date requested in Borrower's notice but in no event more than 90 days from the initial breach; provided, further, that such
                                           --------  -------
     additional 60-day opportunity to cure shall not apply in the case of any failure to perform or observe any covenant which has been the subject of a prior failure within the preceding 180 days or which is a willful and knowing breach by Borrower.

                       ARTICLE 8 - GENERAL PROVISIONS

          8.1 Notices. Any notice given by any party under any Loan Document shall be in writing and personally delivered, sent by overnight courier, or United States mail, postage prepaid, or sent by facsimile, to be promptly confirmed in writing, or other authenticated message, charges prepaid, to the other party's or parties' addresses shown on the signature pages hereto. Each party may change the address or facsimile number to which notices, requests and other communications are to be sent by giving written notice of such change to each other party. Notice given hand delivery shall be deemed received on the date delivered; if sent by overnight courier, on the next business day after delivery to the courier service; if by first class mail, on the third business day after deposit in the U.S. Mail; and if by telecopy, on the date of transmission.

          8.2 Binding Effect. The Loan Documents shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns; provided, however, that Borrower may not assign or transfer Borrower's rights or obligations under any Loan Document without Lender's prior written consent. Lender reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Lender's rights and obligations under the Loan Documents. In connection with any of the foregoing, Lender may disclose all documents and information which Lender now or hereafter may have relating to the Loans, Borrower, or its business; provided that any person who receives such information shall have agreed in writing in advance to maintain the confidentiality of such information on terms reasonably acceptable to Borrower.

          8.3 No Waiver. Any waiver, consent or approval by Lender of any Event of Default or breach of any provision, condition, or covenant of any Loan Document must be in writing and shall be effective only to the extent set forth in writing. No waiver of any breach or default shall be deemed a waiver of any later breach or default of the same or any other provision of any Loan Document. No failure or delay on the part of Lender in exercising any power, right, or privilege under any Loan Document shall operate as a waiver thereof, and no single or partial exercise of any such power, right, or privilege shall preclude any further exercise thereof or the exercise of any other power, right or privilege. Lender has the right at its sole option to continue to accept interest and/or principal payments due under the Loan Documents after default, and such acceptance shall not constitute a waiver of said default or an extension of the Maturity Date unless Lender agrees otherwise in writing.

          8.4 Rights Cumulative. All rights and remedies existing under the Loan Documents are cumulative to, and not exclusive of, any other rights or remedies available under contract or applicable law.

          8.5 Unenforceable Provisions. Any provision of any Loan Document executed by Borrower which is prohibited or unenforceable in any jurisdiction, shall be so only as to such jurisdiction and only to the extent of such prohibition or unenforceability, but all the remaining provisions of any such Loan Document shall remain valid and enforceable.

          8.6 Accounting Terms. Except as otherwise provided in this Agreement, accounting terms and financial covenants and information shall be determined and prepared in accordance with GAAP.

          8.7 Indemnification; Exculpation. Borrower shall pay and protect, defend and indemnify Lender and Lender's employees, officers, directors, shareholders, affiliates, correspondents, agents and representatives (other than Lender, collectively "Agents") against, and hold Lender and each such Agent harmless from, all claims, actions, proceedings, liabilities, damages, losses, expenses (including, without limitation, attorneys' fees and costs) and other amounts incurred by Lender and each such Agent, arising from (i) the matters contemplated by this Agreement or any other Loan Documents or (ii) any contention that Borrower has failed to comply with any law, rule, regulation, order or directive applicable to Borrower's business; provided, however, that this indemnification shall not apply to any of the foregoing incurred solely as the result of Lender's or any Agent's gross negligence or willful misconduct. This indemnification shall survive the payment and satisfaction of all of Borrower's Obligations to Lender.

          8.8 Reimbursement. Borrower shall reimburse Lender for all costs and expenses, including without limitation reasonable attorneys' fees and disbursements expended or incurred by Lender in any arbitration, mediation, judicial reference, legal action or otherwise in connection with (a) the preparation and negotiation of the Loan Documents, not to exceed $3,000.00, (b) the amendment, interpretation and enforcement of the Loan Documents, including without limitation during any workout, attempted workout, and/or in connection with the rendering of legal advice as to Lender's rights, remedies and obligations under the Loan Documents, (c) collecting any sum which becomes due Lender under any Loan Document, (d) any proceeding for declaratory relief, any counterclaim to any proceeding, or any appeal, or (e) the protection, preservation or enforcement of any rights of Lender. For the purposes of this section, attorneys' fees shall include, without limitation, fees incurred in connection with the following: (1) contempt proceedings; (2) discovery; (3) any motion, proceeding or other activity of any kind in connection with an Insolvency Proceeding; (4) garnishment, levy, and debtor and third party examinations; and (5) postjudgment motions and proceedings of any kind, including without limitation any activity taken to collect or enforce any judgment. All of the foregoing costs and expenses shall be payable upon demand by Lender, and if not paid within forty-five (45) days of presentation of invoices shall bear interest at the highest applicable Default Rate.

          8.9 Execution in Counterparts. This Agreement may be executed in any number of counterparts which, when taken together, shall constitute but one agreement.

          8.10 Entire Agreement. The Loan Documents are intended by the parties as the final expression of their agreement and therefore contain the entire agreement between the parties and supersede all prior understandings or agreements concerning the subject matter hereof. This Agreement may be amended only in a writing signed by Borrower and Lender.

          8.11  Governing Law and Jurisdiction.

                (a) THIS AGREEMENT AND THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA.

                (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES

     FOR THE NORTHERN, CENTRAL OR SOUTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF BORROWER AND LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF BORROWER AND LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. BORROWER AND LENDER EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

          8.12 Waiver of Jury Trial. BORROWER AND LENDER EACH WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. BORROWER AND LENDER EACH AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEMS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

          IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement as of the date set forth in the preamble.

Addresses for Notices:                           COMPS INFOSYSTEMS, INC.
---------------------
COMPS InfoSystems, Inc.                          By:  /s/ Christopher A. Crane
9888 Carroll Centre Road                              --------------------------
San Diego, CA 92126-4580                              Christopher A. Crane,
Attn: Christopher A. Crane, President and CEO         President and CEO
Fax No. 619-684-3292

Venture Lending & Leasing, Inc.                  VENTURE LENDING & LEASING, INC.
2010 North First Street, Suite 310
San Jose, CA 95131                               By:  /s/ Salvador O. Gutierrez
Attn:  Salvador 0. Gutierrez, President               --------------------------
Fax No. 408-435-8625                                  Salvador O. Gutierrez,
                                                      President

                                  EXHIBIT "A"
                                  -----------

     See Exhibit 10.12 and Exhibit 10.13 to the Registration Statement on Form
S-1

                                  EXHIBIT "B"
                           Form of Borrowing Request
                           -------------------------

                                                           _____________, 199___

Venture Lending & Leasing, Inc.
2010 North First Street, Suite 310
San Jose, CA 95131

          Re:  COMPS InfoSystems, Inc.
               -----------------------

Gentlemen:

          Reference is made to the Loan Agreement dated as of September 24, 1996 (as it has been and may be amended from time to time, the "Loan Agreement", the capitalized terms used herein as defined therein), between Venture Lending & Leasing, Inc. and COMPS InfoSystems, Inc. (the "Company").

          The undersigned is the Chief Financial Officer of the Company, and hereby requests a Loan under the Loan Agreement, and in that connection certifies as follows:

          1. The type of the proposed Loan is [the Term Loan/an Equipment Loan]. The amount of the proposed Loan is $____________. The Business Day of the proposed Loan is ___________, 199___.

          2. As of this date, no Default or Event of Default has occurred and is continuing, or will result from the making of the proposed Loan, and the representations and warranties of the Company contained in Article 3 of the Loan Agreement are true and correct.

          3. No Material Adverse Change has occurred since the date of the most recent financial statements submitted to you by the Company.

          4. As of the date hereof, the aggregate amount of the Company's Eligible Accounts is $__________, 80% of which exceeds the outstanding principal balance of the Term Loan [or if the Term Loan balance exceeds 80% of Eligible Accounts, a prepayment of the Term Loan in the amount of such excess is made herewith].

          The Company shall notify you promptly before the funding of the Loan if any of the matters to which I have certified above shall not be true and correct on the Borrowing Date.

                              Very truly yours,


                              -------------------------------
                              Chief Financial Officer

                                  EXHIBIT "C"

           See Exhibit 10.9 to the Registration Statement on Form S-1

                                  EXHIBIT "D"

            See Exhibit 10.7 to Registration Statement on Form S-1

                                  Schedule 3.6
                                  ------------

                                   Litigation
                                   ----------

                                 Schedule 3.6

                                  Arbitration
                                  -----------

COMPS InfoSystems, Inc. vs. Andrew Blount and DOES 1 - 20.  San Diego Superior
---------------------------------------------------------
Court No. 00697714. This action was commenced on March 5, 1996. The complaint alleges that Andrew Blount, a former employee, has engaged in unfair competition, has misappropriated trade secrets, has intentionally interfered with contractual relations and prospective economic advantage of the Company, has breached his fiduciary duty, has violated Labor Code section 2860, and had breached a contract and the covenant of good faith and fair dealing with the Company. At the same time, the Company sought and obtained a temporary restraining order against Mr. Blount regarding his conduct, and later, sought and obtained a preliminary injunction.

The defendant filed a counterclaim against the company, claiming defamation of character and unfair competition. The defendant's request for a preliminary injunction regarding these complaints was denied.

Recently, the defendant's counsel has filed a petition to be relieved from representing the defendant. The petition has been filed because the defendant has breached his agreement with his attorney by failing to remit payment to him.

The Court has ordered the matter into binding arbitration in accord with the arbitration agreement signed by the parties. The Company plans to seek a settlement payment from the defendant prior to arbitration. Failing this, the Company has already reserved in its projections sufficient monies to cover the arbitration expenses.

In the Company's opinion, the outcome of the complaints should have no material effect on the Company or the Company's financial condition because, to date, the Court has looked favorably upon each of the Company's motions and issued injunctions against the defendant, while the court denied the injunction against the Company regarding the defendant's complaints.

                                 Schedule 6.1
                                 ------------

                            Permitted Indebtedness
                            ----------------------

                                  Schedule 6.1
                                  ------------

                             Permitted Indebtedness
                             ----------------------

EQUIPMENT LEASES
----------------

1.   Avnet/AT&T Capital Corporation
     Lease No. 424755
     Term: 60 months
     Start: 10/25/94
     Equipment: HP 9000 Computer
     Original Loan: $32,121.40

2.   Canon Financial Service
     Lease No. 001-0050913-001
     Term: 60 Months
     Start: 09/20/94
     Equipment: 3 Canon Copiers
     Original Loan: $20,628.00

3.   Canon Financial Service
     Lease No. 001-0058622-001
     Term: 60 Months
     Start: 04/05/95
     Equipment: 1 Canon Copier
     Original Loan: $7,824.00

4.   Ford Motor Corp.
     Acct.  No. FN A321 335R
     Term: 48 months
     Start: 01/26/94
     Vehicle: FORD Escort 1993
     Original Loan: $12,305.65

5.   G.E. Capital
     Lease No. 6519146-001
     Term: 60 Months
     Start: 5/16/94
     Equipment: Executone Telephone Equipment
     Original Loan: $64,805.00

6.   Orix USA Corporation
     Lease No. 33938
     Term: 36 Months
     Start: 01/15/95
     Equipment: Gupta Software
     Original Loan: $80,296.96

                                  Schedule 6.1
                                  ------------

                             Permitted Indebtedness
                             ----------------------

7.   Sybase Financial Services, Inc.
     Agreement # 509662
     Term: 36 months
     Start: 7/15/94
     Equipment: Sybase Software
     Original Loan: $26,160.00

8.   Sybase Financial Services, Inc.
     Agreement #515973
     Term: 36 months
     Start: 10/21/94
     Equipment: Sybase Software
     Original Loan: $29,255.00

9.   Tokai Financial
     Lease No. 24150393
     Term: 60 Months
     Start: 01/10/95
     Equipment: Haworth Systems Furniture
     Original Loan: $111,576.68

10.  Xerox Corporation
     Contract No. 958325383
     Term: 24 months
     Start: 12/94
     Equipment: Xerox 5090 Copier
     Original Loan: $12,780.00

11.  Xerox Corporation
     Contract # 903429
     Term: 24 months
     Start: 12/94
     Equipment: Xerox 5065 Copier
     Original Loan: $6,957.00

12.  Xerox Corporation
     Contract # 903395
     Term: 24 months
     Start: 12/94
     Equipment: Xerox 5065 Copier
     Original Loan: $6,957.00

                                  Schedule 6.1
                                  ------------

                             Permitted Indebtedness
                             ----------------------

13.  Xerox Corporation
     Contract # 958903379
     Term: 24 months
     Start: 12/94
     Equipment: Xerox 5046 Copier
     Original Loan: $2,418.00

14.  Xerox Corporation
     Contract # Not Available as of 9/30/96
     Term:  72 months from start of contract
     Start: Quarter 4, 1996
     Equipment: Xerox Docutech or 5390 Copier
     Original Loan: Not more than $300,000.00


NOTES PAYABLE
-------------

Notes Payable to Bank
---------------------

1.   Union Bank
     7807 Girard Avenue
     La Jolla, CA 92037
     Randall T. Vogan, Commercial Loan Officer

a.   Union Bank Note 002000001         Remaining Balance at 9/30/96: $ 3,432.61
b.   Union Bank Note 002000002         Remaining Balance at 9/30/96: $ 20,536.18
c.   Union Bank Note 002000003         Remaining Balance at 9/30/96: $ 13,135.11

2.   Bank: Silicon Valley Bank
     5414 Oberlin Drive
     San Diego, CA 92121
     John W. Otterson, Vice President

     Facility up to $750,000.00

Note payable to TRW REDI under Purchase Agreement dated August 31, 1995 between COMPS InfoSystems, Inc. and TRW REDI Property Data.

Total Note Payable to TRW REDI                             $750,000.00
Due in six annual installments of $125,000.00

                                 Schedule 6.2
                                 ------------

                                Permitted Liens
                                ---------------

                                 Schedule 6.2
                                 ------------

                                Permitted Liens
                                ---------------

       1.   Secured Party:                Avnet Leasing/AT&T Capital Corporation.
            Debtor:                       Business Real Estate Information Corp.
            Financing Statement:          - Any and all financing statements and/or liens filed in
                                          any state.

       2.   Secured Party:                Canon Financial Services
            Debtor:                       Business Real Estate Information Corp.
            Financing Statement:          - Any and all financing statements and/or liens filed in
                                          any state.

       3.   Secured Party:                Camadon, Inc.
            Debtor:                       COMPS InfoSystems, Inc.
            Financing Statement:          - Any and all financing statements and/or liens filed in
                                          any state.

       4.   Secured Party:                Ford Motor Corporation
            Debtor:                       Business Real Estate Information Corp.
            Financing Statement:          - Any and all financing statements and/or liens filed in
                                          any state.

       5.   Secured Party:                G.E. Capital Corporation
            Debtor:                       Business Real Estate Information Corp.
            Financing Statement:          - Any and all financing statements and/or liens filed in
                                          any state.

       6.   Secured Party:                ORIX USA Corporation
            Debtor:                       COMPS InfoSystems, Inc.
            Financing Statement:          - File No. 9503460597 filed with California Secretary of
                                          State

       7.   Secured Party:                Silicon Valley Bank
            Debtor:                       COMPS InfoSystems, Inc.
            Financing Statement:          - Any present and all future financing statements and/or
                                          liens filed in any state.

       8.   Secured Party:                Sybase Financial Services, Inc.
            Debtor:                       Business Real Estate Information Corp.
            Financing Statement:          Any and all financing statements and/or liens filed in
                                          any state.

       9.   Secured Party:                Master Lease Division of Tokai Financial Services, Inc.
            Debtor:                       COMPS InfoSystems, Inc.
            Financing Statement:          - File No. 9510760241 filed with California Secretary of
                                          State

                                 Schedule 6.2
                                 ------------

                                Permitted Liens
                                ---------------

      10.   Secured Party:                TRW REDI Property Data
            Debtor:                       COMPS InfoSystems, Inc.
            Financing Statement:          - Any present and all future financing statements and/or
                                          liens filed in any state.

      11.   Secured Party:                Union Bank - La Jolla Office
            Debtor:                       Business Real Estate Information Corp.
            Financing Statement:          - File No. 94145123, filed with California Secretary of
                                          State

      12.   Secured Party:                Union Bank - La Jolla Office
            Debtor:                       Business Real Estate Information Corp.
            Financing Statement:          - Any and all financing statements and/or liens filed in
                                          any state.

      13.   Secured Party:                Union Bank - La Jolla Office
            Debtor:                       COMPS InfoSystems, Inc.
            Financing Statement:          - Any and all financing statements and/or liens filed in
                                          any state.

      14.   Secured Party:                Xerox Corporation
            Debtor:                       Business Real Estate Information Corp.
            Financing Statement:          - Any and all financing statements and/or liens filed in
                                          any state.

      15.   Secured Party:                Xerox Corporation
            Debtor:                       COMPS InfoSystems, Inc.
            Financing Statement:          - Any present and all future financing statements and/or
                                          liens filed in any state.